Exhibit 99.1

FOR IMMEDIATE RELEASE

James (Jim) LaFrance joins the Board of Directors of HTG Molecular Diagnostics

TUCSON, Ariz. (Dec. 2, 2015) – HTG Molecular Diagnostics, Inc. (Nasdaq:HTGM), a provider of instruments and reagents for molecular profiling applications, announced today that Jim LaFrance has been appointed to its Board of Directors.

Jim LaFrance is an executive leader with nearly 30 years of diagnostic industry experience that spans broad based management and consulting experience: Board of Directors, CEO, commercial GM, strategic marketing, sales management, and business to business collaborating. Mr. LaFrance also has experience in SEC public company governance and international acquisition integration.

“We are extremely pleased to have Jim join our board,” said TJ Johnson, President and CEO of HTG Molecular Diagnostics. “Jim’s work experience, industry knowledge and strategic capabilities will add great value for our board and management team.”

Mr. LaFrance currently serves as Vermillion’s Chairman of the Board of Directors since December 2013 and served as the interim Chief Executive Officer and President of Vermillion, Inc., from April 2014 to December 2014. Prior to that, he was head of Strategy – Medical Diagnostics and Chief Executive Officer of Omnyx, LLC for GE Healthcare from January 2012 to October 2013. From August 2009 to December 2011, he further served as a consultant in the medical diagnostics for LaFrance Consulting LLC and as a board member for Mitomics a molecular diagnostics company. For eight years earlier in his career, Mr. LaFrance held a series of commercial, strategic marketing and business development leadership roles at Ventana Medical Systems (now Roche Tissue Diagnostics), including general management of the North American and international commercial operations. Prior to working for Ventana, Mr. LaFrance spent 16 years with Bayer Diagnostics in various management roles, as Vice President of Marketing & Business Development - the global Near Patient Testing division.

“I am thrilled to join the HTG Board of Directors at such an exciting juncture in the company’s history, as it expands its product offerings into the clinical setting,” stated Mr. LaFrance.

Mr. LaFrance has a Bachelor of Arts degree in Economics from the University of Connecticut and an MBA in Marketing and Finance from the University of Notre Dame.

About HTG Molecular Diagnostics:

Headquartered in Tucson, Arizona, HTG’s mission is to empower precision medicine at the local level. In 2013 the company commercialized its HTG Edge instrument platform and a portfolio of RNA assays that leverage HTG’s proprietary nuclease protection chemistry. HTG’s product offerings have since expanded to include its HTG EdgeSeq product line, which automates sample and targeted library preparation for next-generation sequencing. Additional information is available at www.htgmolecular.com.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with our business and capabilities of our technology. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation,our ability to successfully expand our product offerings into clinical settings. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the Quarter ended September 30, 2015. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact: Westwicke Partners

Jamar Ismail

Phone: 415-513-1282

Email: jamar.ismail@westwicke.com

TJ Johnson

President / CEO

HTG Molecular Diagnostics

Phone: 520-547-2827 x130

Email: tjjohnson@htgmolecular.com